EXHIBIT 99.1

Press Release

Las Vegas Sands Affirms Strategic Priorities Amid Covid-19 Pandemic

- Greatest Priorities Remain the Safety and Security of Team Members and Guests and Support for Local Communities in Macao, Singapore and Las Vegas
- Will Suspend Dividend Program Due to Impact of Covid-19, but will Continue Previously Announced Capital Expenditure Programs in both Macao and Singapore
- Strong Balance Sheet Positions the Company Well to Invest in Future Growth Opportunities
LAS VEGAS, April 17, 2020 - Amidst the on-going coronavirus pandemic, Las Vegas Sands (NYSE: LVS) today released a statement affirming its strategic priorities.

“The impact of the Covid-19 pandemic on our business has been unprecedented, and I have never seen anything like it in my over seventy years in business,” said Sands Chairman and Chief Executive Officer Sheldon G. Adelson. “Our greatest priority during this difficult time remains our deep commitment to supporting our team members and assisting each of our local communities of Macao, Singapore and Las Vegas.”

"Despite these circumstances, our balance sheet strength will enable us to emerge from this pandemic with all our promising future growth opportunities fully intact. We remain extremely optimistic about an eventual recovery of travel and tourism spending across our markets, as well as our future growth prospects. We are fortunate that our financial strength will allow us to continue to execute our previously announced capital expenditure programs in both Macao and Singapore.

“As the largest shareholder of this company, my interests are very directly aligned with the interest of all shareholders. I know that the dividend is important to all our shareholders, as it is to me. I am known for the phrase, “yay dividends!”, and I assure you that it is still my mantra. But a strong balance sheet is also a vital and necessary component to realizing stockholder value in the decades ahead. As I look forward to the day—soon let us hope—when this terrible virus is no longer of concern—I see many strategic opportunities for our company precisely because of our financial strength. It is because of this optimism that we are suspending the dividend so that we have maximum optionality in pursuing our strategic vision and in producing future returns. I commit to my fellow shareholders that we will revisit the suspension of the dividend at the earliest reasonable opportunity,” stated Mr. Adelson.

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Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the uncertainty of the extent, duration, and effects of the Covid-19 pandemic and the response of governments and other third parties on our business, results of operations, cash flows, liquidity and development prospects, general economic conditions, disruptions or reductions in travel, as well as in our operations, due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases, our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns, new development, construction and ventures, government regulation, risks relating to our gaming licenses and subconcession, fluctuations in currency exchange rates and interest rates, substantial leverage and debt service, gaming promoters, competition, tax law changes, infrastructure in Macao, political instability, civil unrest, terrorist acts or war, legalization of gaming, insurance, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.
About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

LVS created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide and drive social impact through the Sands Cares charitable giving.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607